Exhibit 99.1

RGS Energy Announces Conversion of Preferred Stock Issue Complete

LOUISVILLE, CO, October 3, 2016 – RGS Energy (NASDAQ: RGSE), a residential and small commercial solar company since 1978, reported that all of its Series A 12.5% Mandatorily Convertible Preferred Stock, stated value $1,000.00 per share (“Preferred Stock”) had been converted into shares of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”). Through September 29, 2016, the originally issued 2,800 shares of Preferred Stock had been converted into 1,562,536 shares of Common Stock at an average conversion price of $1.77.

In related news, the Company announced that as of September 30, 2016, certain holders of the Company’s Series H Warrants had exercised such warrants at the exercise price of $5.50 per share to acquire 285,454 shares of Common Stock for a total exercise value of $1,569,998.

The Preferred Stock and the Company’s Series H Warrants were originally issued on September 14, 2016, as part of the Company’s unit offering offered and sold pursuant to the Company’s Registration Statement on Securities and Exchange Commission Form S-1 (SEC File No. 333-211915) (the “Unit Offering”). The Series H Warrants are exercisable for a total of 509,086 shares of Common Stock. The Company’s underwriter in the Unit Offering continues to hold options to acquire 140 units where each unit is comprised of one share of Preferred Stock and one Series H Warrant to acquire shares of Common Stock. As of September 29, 2016, the underwriter’s right to acquire shares of Preferred Stock was converted to the right to acquire shares of Common Stock at $1.55 per share, the conversion price in effect as of September 29, 2016.

Additionally, the Company announced that effective September 30, 2016, holders of the Company’s Senior Secured Convertible Notes due April 2019 (the “Notes”), had converted principal and interest due under the Notes in the aggregate amount of approximately $1.04 million to 596,472 shares of Common Stock at an average price of $1.74 per share of Common Stock. The Notes were originally issued by the Company in April 2016 at an aggregate original value of $10 million.

At September 30, 2016, there were 3,128,682 shares of Common Stock issued and outstanding following the above noted conversion of shares of Preferred Stock, exercise of Series H Warrants and the conversion of the Notes, all as described above.

About RGS Energy

RGS Energy (NASDAQ: RGSE) a residential and small commercial solar company which has installed more than 25,000 solar power systems since 1978. RGS Energy makes it very convenient for customers to save on their energy bill by providing turnkey solar solutions - from system design, construction planning, customer financing assistance, installation, to interconnection and warranty.

For more information, visit RGSEnergy.com, on Facebook at www.facebook.com/rgsenergy and on Twitter at www.twitter.com/rgsenergy. Information on such websites is not incorporated by reference into this press release.

RGS Energy is the Company’s registered trade name. The Company files periodic and other reports with the Securities and Exchange Commission under its official name “Real Goods Solar, Inc.”

Forward-Looking Statements and Cautionary Statements

This press release by Real Goods Solar, Inc. (the “Company,” “we”, “us,” “its,” “our”) contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, including statements regarding the conversion of the Company’s Series H Warrants, the Company’s capital formation activities, business and financial strategies, its growth opportunities, future sales and installation revenue, its business turnaround strategy and plans to achieve break-even or better results in future periods resulting from increased sales and reduced cost of goods sold and operating expenses. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they provide our current beliefs, expectations, assumptions, forecasts, and include statements regarding our future results of operations and financial position,

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business strategy, budgets, projected costs, plans and objectives of management for future operations. The words “hypothetical,” “anticipate,” “believe,” “plan,” “target”, “estimate,” “expect,” “strive,” “future,” “intend,” “may,” “will” and similar expressions as they relate to us are intended to identify such forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. Forward looking statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward looking statements. In order to implement its business turnaround strategy, the Company requires better capitalization and expansion of its sales and installation operations. Therefore, the Company cautions you against relying on any of these forward-looking statements.

Additional key risks and uncertainties that may cause a change in any forward-looking statement include: the company obtaining additional capital for implementation of its business turnaround strategy; the effect of electric power generation industry regulations in the states the Company operates, net electric power metering and related policies; the level of demand for our solar energy systems; the availability of a sufficient, timely, and cost-effective supply of solar panels and the Company’s ability to implement required cost containment and reductions, compliance with its loan agreements, to generate sufficient cash flow from operations to fund operation, litigation and contract disputes and the terms of any future amendment to our revolving credit facility. You should read the section entitled “Risk Factors” in our 2015 Annual Report on Form 10-K and in our 1st and 2nd Quarter 2016 Reports on Form 10-Q, each of which has been filed with the Securities and Exchange Commission, which identify certain of these and additional risks and uncertainties. Any forward-looking statements made by us in this press release speaks only as of the date of this press release. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Investor Relations Contact

Ron Both, Senior Managing Director

Liolios Group, Inc.

Tel 1-949-574-3860

RGSE@liolios.com

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